                                                                    Exhibit 99.4
                                                                    ------------
                           THE LEARNING COMPANY, INC.
                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (In thousands)
                                  (Unaudited)
                                 (As restated)

                                              The Learning                Pro Forma      Combined
                                                Company     Mindscape    Adjustments     Pro Forma
                                              ------------  ---------    -----------     ---------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                      $188,956    $ 3,331     $      -  (c)   $192,287
   Accounts receivable, net                        161,927     33,071            -         194,998
   Inventories                                      39,382      9,391            -          48,773
   Other current assets                             35,863      6,881            -          42,744
                                                  --------    -------     --------        --------
                                                   426,128     52,674            -         478,802
   Fixed assets and other, net                      51,798      5,017            -          56,815
   Goodwill and other intangible assets, net       145,848      2,080      115,854  (a)    263,782
                                                  --------    -------     --------        --------
                                                  $623,774    $59,771     $115,854        $777,399
                                                  ========    =======     ========        ========

LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses          $153,896    $34,094     $      -        $187,990
   Line of credit                                   35,150        300            -          35,450
   Merger related accruals                          12,533          -       28,674  (a)     41,207
   Current portion of long-term obligations         10,717          -            -          10,717
   Purchase price payable                            7,896          -        2,557  (a)     10,453
                                                  --------    -------     --------        --------
                                                   220,192     34,394       31,231         285,817
LONG-TERM OBLIGATIONS:
   Long-term debt                                  294,356          -            -         294,356
   Accrued and deferred income taxes                75,167          -            -          75,167
   Other                                             8,069          -            -           8,069
                                                  --------    -------     --------        --------
                                                   377,592          -            -         377,592

STOCKHOLDERS' EQUITY (DEFICIT):
   Stockholders' equity (deficit)                   25,990     25,377       84,623  (a)    135,990
                                                  --------    -------     --------        --------
                                                  $623,774    $59,771     $115,854        $799,399
                                                  ========    =======     ========        ========

         The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                          THE LEARNING COMPANY, INC.
                   PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
              (In thousands, except share and per share amounts)
                                  (Unaudited)
                                 (As restated)


                                               The Learning                 Pro Forma      Combined
                                                  Company   Mindscape      Adjustments    Pro Forma
                                              ------------- -----------   ------------- -------------
REVENUES                                      $   620,931    $138,520        $     --     $   759,451
COSTS AND EXPENSES:
   Costs of production                            189,219      54,515              --         243,734
   Sales and marketing                            156,797      43,771              --         200,568
   General and administrative                      48,716       8,035              --          56,751
   Development and software costs                  89,987      22,853              --         112,840
   Amortization, merger and other charges         543,926      15,625          20,700 (b)     580,251
                                              -----------    --------      ----------     -----------
   Total operating expenses                     1,028,845     144,799          20,700       1,194,144

OPERATING LOSS                                   (407,714)     (6,279)        (20,700)       (434,693)
                                              -----------    --------      ----------     -----------
INTEREST INCOME (EXPENSE):
   Interest income                                  6,330          --              --           6,330
   Interest expense                               (22,482)       (531)             --         (23,013)
                                              -----------    --------      ----------     -----------
       Total interest expense                     (16,152)       (531)             --         (16,683)
LOSS BEFORE TAXES                                (423,866)     (6,810)        (20,700)       (451,376)
PROVISION FOR INCOME TAXES                         71,044          --              --          71,044
                                              -----------    --------      ----------     -----------
NET LOSS                                      $  (494,910)   $ (6,810)       $(20,700)    $  (522,420)
                                              ===========    ========      ==========     ===========

NET LOSS PER SHARE:
   Basic and Diluted                          $     (7.48)                                $     (6.94)
WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
   Basic and Diluted                           66,183,000                   9,117,600 (c)  75,300,600

         The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

A.  PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On March 27, 1998, pursuant to a Stock Purchase Agreement, dated as of March 5, 1998 (the "Agreement"), by and between The Learning Company, Inc. ("TLC"), on the one hand, and Mindscape Holding Company, Pearson Overseas Holdings Ltd. and Pearson Netherlands, BV (collectively, the "Sellers"), on the other hand, TLC completed its acquisition from the Sellers of all of the outstanding capital stock of Mindscape, Inc., Mindscape International Ltd. and Mindscape France SARL (collectively, "Mindscape" or "Mindscape Group"). Prior to any potential adjustment in accordance with the terms of the Agreement, the total purchase price for the acquisition was $155,854, and included cash, other consideration consisting of TLC's common stock, transaction related costs and net liabilities assumed. The purchase price is subject to adjustment based upon the balance of Mindscape's working capital, as defined in the Agreement, at the closing date of the acquisition. TLC's common stock issued to the Sellers in connection with the acquisition of Mindscape and the special warrants of TLC's Canadian subsidiary, SoftKey Software Products Inc. ("SoftKey"), issued in connection with the financing of the acquisition (assuming exercise of SoftKey's special warrants for SoftKey's exchangeable non-voting shares (the "Exchangeable Shares") and exchange thereof for TLC's common stock) represent in the aggregate approximately 9,117,600 shares of TLC's common stock. TLC is accounting for the acquisition using the purchase method.

The accompanying combined condensed consolidated financial statements as of December 31, 1997 have been restated to reflect a change in the original accounting for the purchase price allocation related to the March 1998 acquisition of Mindscape. After discussions with the staff of the SEC (the "Staff"), the Company has revised the original accounting for the purchase price allocation and the related amortization of intangibles. The Company has restated its previously issued results to reflect the discussions with the Staff and to apply the appropriate guidance and policy as discussed in Note B to the combined condensed consolidated financial statements. This has resulted in a reduction in the amount of the charge for in-process technology from $103,000 to $40,000 and an increase in the amounts allocated to complete technology and products from $13,000 to $22,000; to brands and trademarks from $30,000 to $38,000 and to goodwill from $9,854 to $55,854. The pro forma adjustments in this Form 8-K/A have been restated to reflect these adjustments.

On August 31, 1998, the Company acquired Broderbund Software, Inc. ("Broderbund"), a publisher and developer of consumer software for the home and school, in exchange for 16,848,753 shares of the Company's common stock pursuant to an agreement and plan of merger dated June 21, 1998 whereby each share of Broderbund common stock was exchange for 0.80 shares of the Company's common stock. This transaction was accounted for using the pooling-of-interests method of accounting. The accompanying

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

combined condensed consolidated financial statements of the Company have been restated to include the results and balances of Broderbund for all periods presented.

TLC's fiscal year is the 52 or 53 weeks ending on or after December 31. For clarity of presentation herein, with regard to TLC, all references to December 31, 1997 relate to balances as of January 3, 1998, and the period from January 5, 1997 to January 3, 1998 is referred to as the Year Ended December 31, 1997.

The pro forma combined condensed consolidated balance sheet sets forth the financial position of TLC and Mindscape at December 31, 1997, as if the acquisition of Mindscape by TLC had occurred on December 31, 1997.

The pro forma combined condensed consolidated statement of operations sets forth the results of operations of TLC and Mindscape for the Year Ended December 31, 1997, as if the acquisition of Mindscape by TLC had occurred at the beginning of that year.

The pro forma combined condensed consolidated financial statements are unaudited, are intended for informational purposes, and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity. These pro forma combined condensed consolidated financial statements should be read in conjunction with the consolidated financial statements included in TLC's Annual Report on Form 10-K/A for the fiscal year ended January 3, 1998 and its Current Report on Form 8-K/A, filed on March 24, 1999, containing supplemental audited consolidated financial statements reflecting the acquisition of Broderbund Software, Inc. and Mindscape Group's combined financial statements as of and for the year ended December 31, 1997.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The pro forma combined condensed consolidated balance sheet sets forth the financial position of TLC and Mindscape at December 31, 1997, as if the acquisition of Mindscape by TLC had occurred on December 31, 1997.

The pro forma adjustment to Goodwill and other intangible assets, in the amount of $115,854, as restated, includes the allocation of the purchase price to brands and trade names, in the amount of $38,000, completed technology and products, in the amount of $22,000, and goodwill, in the amount of $55,854. The allocation of the purchase price reflects a nonrecurring charge, in the amount of $40,000, for the fair value of in-process research and development.

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

The Staff has recently issued guidance related to the valuation of in-process technology as set forth in its letter dated September 9, 1998 from the Chief Accountant of the SEC to the American Institute of Certified Public Accountants. The Company has had discussions with the Staff concerning the application of the methodology to the valuation of the incomplete technology and other intangible assets and has implemented the appropriate methodology. As a result of the application of the valuation methodology, the purchase price was allocated to incomplete technology, brands and trade names and complete technology and products. Among the factors considered by the Company to determine the allocation of the purchase price using the methodology were an estimation of the stage of completion of development of each product at the date of acquisition, an estimation of cash flows that would be achieved by any buyer resulting from the expected revenues generated from such projects, a discounting of the net cash flows from the products using an effective industry-based tax rate of 35% (net of any tax benefits from the acquired assets) and a risk adjusted discount rate (which ranged from 20% to 22%) and an estimation of market royalty rates to value the brands and trade names. The in-process development consisted of consumer software products in the games, productivity and education segments.
On average the in-process development projects were approximately 55% complete at the time of acquisition. The Company expects to complete the majority of the development projects within the twelve months of the acquisition date and expects to spend approximately $25,000 to complete the development. The Company expects that it will begin to receive the benefits of these in-process development projects during 1998. There were no anticipated material changes from historical pricing, margins or expense levels in the projects under development. In order to complete the development on schedule the Company must continue to retain key development personnel. In the event that these in-process development projects are not completed or replaced with similar projects the Company may experience lower future revenues, operating margins and cash flows.

The pro forma adjustment to Merger related accruals, in the amount of $28,674, reflects accruals in connection with transaction related costs, including investment banking and legal fees, termination of certain contractual commitments and other costs expected to result from the acquisition. The pro forma adjustment to Purchase price payable, in the amount of $2,557, reflects the amount of bank cash balances due to the Sellers in connection with the acquisition of Mindscape.

The pro forma adjustment to Shareholders' equity (deficit), in the amount of $84,623 reflects the issuance of TLC's common stock and SoftKey's special warrants, in the amount of $150,000, in connection with the acquisition of Mindscape, reduced by the nonrecurring charge, in the amount of $40,000, as restated, for the fair value of in-process research and development and the elimination of Mindscape's shareholders' equity.

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

(b) The pro forma combined condensed consolidated statement of operations sets forth the results of operations of TLC and Mindscape for the Year Ended December 31, 1997, as if the acquisition of Mindscape by TLC had occurred at the beginning of that year. The pro forma adjustment to amortization, merger and other charges in the amount of $20,700, as restated, reflects amortization of the identified intangible assets acquired and goodwill over the estimated useful lives of the assets on a straight-line basis. The estimated useful lives of brands and trade names, completed technology and products and goodwill are ten, two and ten years, respectively. The non-recurring charge, in the amount of $40,000, as restated, for the fair value of in-process research and development is not considered in the pro forma combined condensed consolidated statement of operations. There were no intercorporate transactions that required elimination.

(c) The pro forma adjustment to the weighted average number of shares outstanding reflects the issuance of TLC's common stock and SoftKey's special warrants (assuming exercise of SoftKey's special warrants for Exchangeable Shares and exchange thereof for TLC's common stock), which represent in the aggregate approximately 9,117,600 shares of TLC's common stock, in connection with the acquisition of Mindscape.

Based upon the terms of the Agreement, as amended, $30,000 of the purchase price was paid to the Sellers in TLC's common stock. The number of shares of TLC's common stock issued to the Sellers was based upon the average closing price of TLC's common stock during the five trading days ended two days prior to the closing date of the acquisition. Accordingly, TLC issued approximately 1,366,700 shares of TLC's common stock to the Sellers in connection with the acquisition of Mindscape.

On March 6, 1998, SoftKey agreed to sell to certain Canadian institutional investors 8,687,500 special warrants for proceeds of approximately $134,500. The pro forma adjustments reflect TLC's receipt and use of $120,000 of the proceeds in connection with the acquisition of Mindscape. Each special warrant is exercisable without additional payment for one of SoftKey's Exchangeable Shares. TLC has issued a special voting share (the "Voting Share") which has a number of votes equal to the number of Exchangeable Shares outstanding (other than Exchangeable Shares owned by TLC or any entity controlled by TLC), and which may be voted by a trustee on behalf of such holders of Exchangeable Shares. The holder of the Voting Share is not entitled to dividends and, upon receiving voting instructions from holders of Exchangeable Shares, shall vote with the common stockholders as a single class. SoftKey's Exchangeable Shares are exchangeable on a one-for-one basis for TLC's common stock without additional payment. The exercise of the special warrants is ultimately subject to certain conditions, including receipt of certain regulatory approvals.

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

At December 31, 1997, 750,000 shares of TLC's Series A Preferred Stock, $.01 par value, were authorized, issued and outstanding. At December 31, 1997, 120,000,000 shares of TLC's common stock, $.01 par value, were authorized and 48,868,659 shares were issued and outstanding. In connection with the acquisition of Mindscape, TLC issued approximately 1,366,700 shares of TLC's common stock to the Sellers in satisfaction of the stock portion of the purchase price. At December 31, 1997, there was authorized, issued and outstanding one share of TLC's Special Voting Stock, representing the voting rights of 1,478,929 outstanding Exchangeable Shares. For presentation in these pro forma combined condensed consolidated financial statements, TLC included the issuance of special warrants for $120,000, representing approximately 7,750,900 shares of TLC's common stock, in the computation of basic and diluted earnings per share as if the special warrants had been exercised for Exchangeable Shares and the Exchangeable Shares had been exchanged for TLC's common stock at the beginning of the Year Ended December 31, 1997.

                          THE LEARNING COMPANY, INC.
                     NOTES TO PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS
              (In thousands, except share and per share amounts)
                                  (Unaudited)

The following table sets forth the authorized, issued and outstanding capital stock of TLC as of December 31, 1997, and on a pro forma basis as of December 31, 1997 to reflect (i) the issuance of approximately 1,366,700 shares of TLC's common stock to the Sellers in the satisfaction of the stock portion of the purchase price, and (ii) the issuance of SoftKey's special warrants (assuming exercise of SoftKey's special warrants for Exchangeable Shares and exchange thereof for TLC's common stock) which represent in the aggregate approximately 9,117,600 shares of TLC's common stock, in connection with the acquisition of Mindscape.

                     Series A
                  Preferred Stock        Common Stock           Special Voting Stock
                  ---------------  ------------------------  -----------------------------
                      Shares                                    Share     Representing the
                    Authorized,                   Shares     Authorized,  voting rights of
                      Issued                      Issued       Issued       outstanding
                        and          Shares         and          and        Exchangeable
                    Outstanding    Authorized   Outstanding  Outstanding       Shares
                  ---------------  -----------  -----------  -----------  ----------------
TLC, December
 31, 1997                 750,000  120,000,000   65,524,559            1         1,478,929
Pro Forma
Adjustments                    --           --    1,366,700           --         7,750,900
                --------------------------------------------------------------------------
TLC, Pro Forma            750,000  120,000,000   66,891,259            1         9,229,829
                ==========================================================================